SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF
               THE SECURITIES EXCHANGE ACT OF 1934

               Chapman Capital Management Holdings, Inc.
     (Exact Name of Registrant as Specified in Its Charter)


          Maryland                           52-2097010
     (State of Incorporation                 (IRS Employer
     or Organization)                        Identification No.)

     World Trade Center-Baltimore
     28th Floor, 401 E. Pratt Street
     Baltimore, MD                               21202
   (Address of principal executive offices)    (Zip Code)

If this form relates to the          If this form relates to the
registration of a class of           registration of
securities pursuant to Section       a class of securities
12(b) of the Exchange Act and        pursuant to Section 12(g)
is effective pursuant to             of the Exchange Act and is
General Instruction A.(c),           effective pursuant to
please check the following box.      General
[  ]                                 Instruction A.(d), please
                                     check the following box.
                                     [X]

Securities Act registration statement file number to which this
form relates:  333-51883       (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class              Name of Each Exchange on Which
          to be so Registered              Each Class is to be Registered

                 None                                  None

Securities to be registered pursuant to Section 12(g) of the Act:

            Common Stock, par value $0.001 per share
                        (Title of Class)

Item 1.        Description of Registrant's Securities to be
Registered.

     Holders of common stock, par value $0.001 per share (the "Common Stock"), of Chapman Holdings, Inc. (the "Company") to be registered hereunder are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Item 2.        Exhibits.

I.        A.   Articles of Incorporation dated January 8,
          1998 (incorporated herein by reference to the Company's Registration Statement on Form SB-2 No.
          333-51883) dated May 5, 1998).

          B.   Bylaws of the Company dated January 8, 1998
          (incorporated herein by reference to the Company's
          Registration Statement on Form SB-2 No. 333-51883) dated May 5, 1998).

          C.   Form of Specimen of Common Stock Certificate
          (incorporated herein by reference to the Company's
          Registration Statement on Form SB-2 No. 333-51883) dated May 5, 1998).


                         SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CHAPMAN CAPITAL MANAGEMENT
                              HOLDINGS, INC.


Date:     May 6, 1998         By: /s/ EARL U. BRAVO, SR.
                              Earl U. Bravo, Sr.
                              Vice President
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